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                                                                   EXHIBIT 5.1


                    [LETTERHEAD OF DAVIS POLK & WARDWELL]

                                                              November 8, 2000



ImClone Systems Incorporated
180 Varick Street
New York, NY 10014

Ladies and Gentlemen:

           We have acted as counsel to ImClone Systems Incorporated, a Delaware corporation ("IMCLONE") in connection with the preparation of ImClone's Registration Statement on Form S-3, as amended (the " REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the registration of 6,000,000 shares (the "SHARES") of common stock, par value $.001 per share, of ImClone.

           We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

           In rendering this opinion, we have assumed that prior to the offering of any of the Shares, the Registration Statement, as then amended, will have become effective under the Securities Act.

           On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and will be fully paid and non-assessable.







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   ImClone Systems Incorporated                  2              November 8, 2000





           We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

           We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name under the caption "LEGAL MATTERS" in the prospectus contained in this Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                                               Very truly yours,

                                                        /s/Davis Polk & Wardwell